INTERCOMPANY LOAN AGREEMENT

between

MediaNet Group Technologies, Inc.
Boca Center Tower I
5200 Town Center Circle
Boca Raton, FL 33486

- hereinafter referred to as "the borrower" -

and

DUBLI NETWORK LIMITED
Trust Offices
197 Main Street
Road Town, Tortola
British Virgin Islands

- hereinafter referred to as "the lender" –

1. Date of Agreement: January 01, 2010

2. Amount and purpose of the loan: up to $ 5,000,000. The amount will be wired as requested by the borrower. The funds are supposed to be used for financing the acquisition of Giant Equity according to the deal memo of today attached hereto.

3. Repayment - The Lender will upon his choice (i) repay the amount of this note in 1 installment amounting to the requested amount latest the September 30, 2011 or (ii) clear the requested amount with outstanding debits from the business relation with DUBLICOM LIMITED, a duly registered Cyprus company. Any differences have to be paid cash by the lender.

4. The interest will be 3 %. The Lender will pay the interest together with the amortization installment or the event of clearing.

5. Prepayment – The Borrower has the right to prepay the whole outstanding amount at any time.

6. Late Charge: Any installment not paid within ten (10) days of its due date shall be subject to a late charge of 5% of the payment.

7. Default - If for any reason the borrower fails to make any payment on time, the borrower shall be in default. The lender can then demand immediate payment of the entire remaining unpaid balance of this loan, without giving anyone further notice. If the borrower has not paid the full amount of the loan when the final payment is due, the lender will charge a interest on the unpaid balance at 15 % per year.

8. Right of Offset - If this loan becomes past due, the lender will have the right to pay this loan from any deposit or security the borrower has with this lender without notice to the borrower. If the lender gives the borrower an extension of time to pay this loan, the borrower still must repay the entire loan.

Executed on January 29, 2010

MediaNet Group Technologies, Inc.

By: ____________________

Michael Hansen, CEO

DUBLI NETWORK LIMITED, Lender

By: ____________________

Deneshar Meade, Director